EXHIBIT 23.2

                        CONSENT OF CRISP HUGHES EVANS LLP


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                     [LETTERHEAD OF CRISP HUGHES EVANS LLP]

                         CONSENT OF INDEPENDENT AUDITORS



We consent to incorporation by reference in the Registration Statement on Form S-8, of our report dated January 22, 1999, relating to the consolidated balance sheets of SFB Bancorp, Inc. and subsidiary as of December 31, 1998 and 1997 and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for the years ending December 31, 1998 and 1997, which report appears in the December 31, 1998 annual report on Form 10-KSB of SFB Bancorp, Inc.





                                               /s/    Crisp Hughes Evans LLP
                                               CRISP HUGHES EVANS LLP
Asheville, North Carolina
April 13, 1999